Exhibit 99.(a)(1)

AMERICAN BEACON FUNDS

AMENDED AND RESTATED DECLARATION OF TRUST

AMENDED AND RESTATED DECLARATION OF TRUST, made August 27, 2024, by each of the Trustees (as defined below) whose signature is affixed hereto.

WHEREAS, the declaration of trust for the Trust (as defined below) was initially made on January 16, 1987 (“initial declaration of trust”), by William F. Quinn, as the initial Trustee, in order to establish a trust for the investment and reinvestment of funds contributed thereto and for the Trustees to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable Shares (as defined below) in accordance with the provisions hereinafter set forth; and

WHEREAS, the initial declaration of trust for the Trust was amended on March 10, 1987, was amended and restated on November 1, 2004, and such amended and restated declaration of trust was amended on March 23, 2005, July 31, 2012, November 12, 2013, August 7, 2014, March 4, 2015, March 6, 2019, and August 20, 2019 (as so amended, the “amended declaration of trust”); and

WHEREAS, pursuant to Article XII, Section 5, the Trustees may amend, supplement or restate the amended declaration of trust if approved by a majority vote of the Trustees, except where such amendment, supplement or restatement materially decreases the rights of shareholders in regard to liability and indemnification, as set forth in Article III Section 6 and Article XI Section 3, respectively; and

WHEREAS, the Trustees now desire to amend and restate the amended declaration of trust to incorporate amendments duly approved and to make such other changes as duly adopted by the Trustees.

NOW, THEREFORE, the Trustees declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Amended and Restated Declaration of Trust as herein set forth below.

ARTICLE I

NAME, PRINCIPAL PLACE OF BUSINESS AND DEFINITIONS

Name

Section 1. This Trust shall be known as the “American Beacon Funds” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of any such change or any document (including any Registration Statement (as defined below)) reflecting such change.

Principal Place of Business

Section 2. The principal place of business of the Trust shall be 220 East Las Colinas Blvd., Irving, Texas 75039.

Resident Agent

Section 3. The resident agent for the Trust in Massachusetts shall be CT Corporation, 155 Federal Street, Suite 700, Boston, Massachusetts 02110, or such other person as the Trustees may from time to time designate.

Definitions

Section 4. Wherever used herein, unless otherwise required by the context or specifically provided:

(a) The “1940 Act” refers to the Investment Company Act of 1940, as amended from time to time;

(b) The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as amended from time to time;

(c) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time;

(d) “Class” refers to the class of Shares of a Series of the Trust established in accordance with the provisions of Article III;

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended;

(f) “Commission” refers to the U.S. Securities and Exchange Commission;

(g) “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust, as further amended or restated from time to time;

(h) “Majority Shareholder Vote” shall mean the “vote of a majority of the outstanding voting securities of a company” described in Section 2(a)(42) of the 1940 Act.

(i) “Net Asset Value” means the net asset value of each Series or Class as determined in the manner provided in Article X, Section 3;

(j) “Person” shall mean and include individuals, corporations, limited liability companies, partnerships, trusts (common law or statutory), associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(k) “Registration Statement” means the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect, and shall include any prospectus or statement of additional information forming a part thereof;

(l) “Series” refers to any series of Shares of the Trust established in accordance with the provisions of Article III;

(m) “Shares” means the transferable units of interest into which the beneficial interest of the Trust or each Series shall be divided from time to time, including such Class or Classes of Shares as the Trustees may from time to time create and establish and includes fractions of Shares as well as whole Shares consistent with the requirements of federal and/or other securities laws;

(n) “Shareholder” means a record owner of Shares of the Trust;

(o) The “Trust” refers to American Beacon Funds; and

(p) The “Trustees” refers to the individual trustees in their capacity as trustees duly elected or appointed and qualified hereunder and serving as trustees of the Trust and their successor or successors for the time being in office as such trustee or trustees, and “Trustee” refers to one of such trustees.

ARTICLE II

PURPOSE OF TRUST

The purpose of this Trust is to provide investors, through one or more investment portfolios or Series or Classes thereof as designated by the Trustees, with a continuous source of managed investments in securities. In furtherance of the foregoing, the Trust may do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental to, or may appear conducive or expedient for the accomplishment of the business of, carrying out this purpose.

ARTICLE III

BENEFICIAL INTEREST

Shares of Beneficial Interest

Section 1. The Shares of the Trust shall be issued in one or more Series and/or Classes as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other series in respect of the assets allocated to that Series. The beneficial interest in each Series shall at all times be divided into Shares, with or without par value as the Trustees may specify, each of which shall represent an equal proportionate interest in the

Series with each other Share of the same Series, none having priority or preference over another. Each Series shall be represented by one or more Classes of Shares, with each Class possessing such rights (including, notwithstanding any contrary provision herein, voting rights) as the Trustees may, without Shareholder approval, authorize. Notwithstanding any other provision of this Declaration of Trust, all Shares, when issued and outstanding, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares and/or Shares held in a Series’ treasury. The Trustees may from time to time, in their sole discretion and without Shareholder approval: (a) create and establish (and change in any manner) Shares or any Series or Classes thereof with such preferences, voting powers, rights and privileges as the Trustees may, from time-to-time, determine; (b) divide or combine the Shares or any Series or Classes into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series; (c) classify or reclassify any issued Shares into one or more Series or Classes of Shares; (d) abolish or convert any one or more Series or Classes of Shares; and (e) take such other action with respect to the Shares as the Trustees may deem desirable. The creation and establishment of any Series pursuant to subsection (a) herein may, but need not, be evidenced by an instrument executed by a majority of the Board of Trustees. Any such instrument shall have the status of an amendment to this Declaration of Trust. For the avoidance of doubt, to the maximum extent permitted by law, the Trust’s public filings, including its Registration Statement, shall not constitute a contract between the Trust or any Series and the Shareholders, and shall not give rise to any contract claims by the Shareholders against the Trust or any Series.

Ownership of Shares

Section 2. The ownership of Shares shall be recorded in the books of the Trust, which books shall be maintained separately for the Shares of each Series or Class and contain the names and addresses of the Shareholders and the number of Shares of each Series and Class held by each Shareholder. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust and each Series or Class shall be conclusive as to who are the holders of Shares of the Trust, each Series and Class and as to the number of Shares of the Trust and each Series and Class held from time to time by each Shareholder. The Trust shall be entitled to treat the holder of record of any Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Massachusetts. No Shareholder shall be entitled to receive payment of any dividend or other distribution or to have notice given to such Shareholder as herein or in the By-Laws provided, until such Shareholder has given its address and such other information as shall be thereupon required to the Trust or its agent or to such other officer or such Series or Class as shall keep the record books of the Trust or such Series or Class for entry thereof.

Investment in the Trust

Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they or their authorized agents may from time to time authorize in their sole discretion. As determined by guidelines established by the Trustees, such investments may be in the form of cash or securities in which the Trust (or each designated portfolio or Series) is authorized to invest, valued as provided in Article X, Section 3. Investments in the Trust or any Series or any Class thereof shall be credited to each Shareholder’s account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion: (a) impose sales or other charges upon investments in the Trust or any Series or any Classes thereof; and (b) issue fractional Shares. The Trustees and their authorized agents shall have the right to refuse to accept investments in the Trust at any time without any cause or reason whatsoever.

Assets and Liabilities of the Series and Classes of the Trust

Section 4. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as “assets belonging to” that Series of the Trust and shall be held solely with respect to that Series for all purposes. In addition, any assets, income, earnings, profits and proceeds thereof, funds, or payments not readily identifiable as belonging to any particular Series or Class (collectively, “General Assets”), shall be allocated by the Trustees between and among one or more of the Series or Classes in such manner as, in their sole discretion, the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes and shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series.

The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses may, in the Trustees’ discretion, be allocated solely to a particular Class and, in which case, shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable and shall be referred to as “liabilities belonging to” that Series or Class. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor’s debt and not to the assets of the Trust generally or the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

No Preemptive Rights

Section 5. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series or the Trustees.

Status of Shares and Limitation on Personal Liability

Section 6. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof and to the terms of any By-Laws adopted pursuant to Article V, Section 1 hereof. No Shareholder of the Trust or any Series shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. None of the Trust, the Trustees or any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder). The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust or an applicable Series shall not operate to terminate the Trust or any Series, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any series or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the assets held with respect to the applicable Series or any other Series or the assets of the Trust generally or the right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights.

ARTICLE IV

THE TRUSTEES

Management of the Trust

Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility.

Election of Trustees

Section 2. Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Shareholders shall not otherwise be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time.

Term of Office of Trustees

Section 3. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided, except that: (a) any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the Trust’s President or the other Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed with or without cause at any time by written instrument, signed by at least two-thirds (2/3) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to retire or who has become incapacitated by illness or injury may retire by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; (d) a Trustee may be removed with or without cause at any Special Meeting of Shareholders of the Trust by a vote of the holders of Shares representing two-thirds (2/3) of the Net Asset Value (in dollars) of the outstanding Shares; and (e) a Trustee will be deemed to have retired from his or her position effective no later than the last day of the calendar year in which such Trustee reaches an age agreed upon by the Board of Trustees to be the mandatory retirement age, except that a Trustee may be granted one or more annual exemptions to the mandatory retirement age by a majority vote by the Board of Trustees. Upon the resignation, removal or retirement of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning, removed or retiring Trustee. Upon the incapacity or death of any Trustee, his or her legal representatives shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Resignation and Appointment of Trustees

Section 4. In case any vacancy of a Trustee position shall exist for any reason, including, but not limited to, declination to assume office, death, resignation, retirement, removal, or an increase in the number of Trustees authorized, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit, consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment of Trustees is subject to the provisions of Section 16(a) of the 1940 Act.

Temporary Absence of Trustee

Section 5. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder, except as herein otherwise expressly provided.

Number of Trustees

Section 6. The number of Trustees serving hereunder at any time shall be determined by the Trustees themselves and shall not be less than two (2) nor more than twelve (12).

Effect of Death, Resignation, Etc. of a Trustee

Section 7. The death, declination to serve, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy or incapacity shall be conclusive.

Ownership of Trust Assets

Section 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

ARTICLE V

POWERS OF THE TRUSTEES

Powers

Section 1. The Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do or to refrain from doing any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust and any Series. Except as otherwise provided herein or in the 1940 Act, the Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction of interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise expressly provided herein or required by applicable law including the 1940 Act, the Trustees may take any action or exercise any power without any vote or consent of the Shareholders. Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash and other property and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase and sell options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts and forward contracts on securities, indices, currencies and other financial instruments; to engage in forward commitment, “when issued” and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; to employ all types of hedging techniques and investment management strategies; and to sell securities or other financial instruments short.

(b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and each Series and to amend and repeal them to the extent that the rights of amendment and repeal are not reserved to Shareholders.

(c) To elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate.

(d) To appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust and any Series, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicative body.

(e) To employ a bank, a company that is a member of a national securities exchange, a trust company or such other entity permitted under the 1940 Act as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws, if any.

(f) To retain a transfer agent and Shareholder servicing agent, or both.

(g) To provide for the distribution of interests of the Trust either through one or more Principal Underwriters in the manner hereinafter provided for or by the Trust itself, or both, or otherwise, including pursuant to one or more distribution plans of any kind.

(h) To set record dates in the manner hereinafter provided.

(i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, custodian or underwriter.

(j) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, section 2(b) hereof.

(k) To vote or give assent, or exercise any rights of ownership with respect to stock or other securities or property; and to execute and deliver powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

(l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

(m) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or in its own name or in the name of a Trustee, custodian or a nominee or nominees, subject in whichever case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

(n) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(o) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(p) To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided.

(r) To borrow money or property or otherwise obtain credit in the name of the Trust or Series exclusively for Trust (or such Series) temporary or emergency purposes and/or for investment purposes and in connection therewith issue notes or other evidence of indebtedness, and to secure such borrowings and any derivatives or other transactions by pledging, mortgaging or otherwise granting a security interest in or lien on all or any portion of the assets of the Trust, including the lending of portfolio securities.

(s) To establish, from time to time, a minimum total investment for Shareholders, which may differ within and among any Series or Class, and to require redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

(t) To retain an administrator, manager, investment advisors and/or investment sub-advisors.

(u) To establish separate and distinct Series of Shares with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liability or expense incurred by a particular Series of Shares shall be payable solely out of the assets of that Series.

(v) To establish separate and distinct Classes of Shares for one or more Series, with each Class having such rights and differences as determined by the Trustees.

(w) To purchase and pay for entirely out of Trust property, or the assets belonging to any appropriate Series, such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or assets belonging to any such Series, and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors or managers, Principal Underwriters, or independent contractors of the Trust or any Series individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment advisor or manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

(x) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series.

(y) To allocate assets, liabilities, and expenses of the Trust to a particular Series or Class, as appropriate, or to apportion the same among two or more Series or Classes, as appropriate, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series as provided for in Article III.

(z) To interpret the investment policies, practices and limitations of the Trust or any Series or Class.

(aa) Notwithstanding any other provision hereof, to invest all or a portion of the assets of the Trust or any Series, or to dispose of part or all of the assets of the Trust or any Series and invest the proceeds of such disposition, in securities issued by one or more investment companies registered under the 1940 Act, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees. Any such other investment company may (but need not) be a trust or other entity (formed under the laws of the Commonwealth of Massachusetts or of any other state) which is classified as a partnership for federal income tax purposes.

(bb) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; and to establish terms and conditions including any fees and expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares.

(cc) To operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations.

(dd) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

(ee) Subject to the 1940 Act, to engage in any other lawful act or activity in which a trust subject to Chapter 182 of the General Laws of the Commonwealth of Massachusetts may engage.

Trustees and Officers as Shareholders

Section 2. Subject only to the general limitations herein contained as to the sale and purchase of Trust Shares and any restrictions that may be contained in the By-Laws:

(a) Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent;

(b) The Trustees may issue and sell or cause to be issued and sold Shares to (and buy such Shares from) any such person or firm or company in which such person is interested.

Action by the Trustees

Section 3. Except as otherwise provided herein or in the 1940 Act or from time to time in the By-Laws, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present or by the written consent of a majority of the Trustees then in office without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at an in-person meeting of the Trustees. Any such written consent may be executed and given by electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chair of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given to each Trustee as provided in the By-Laws.

Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile or other electronic means including, but not limited to, electronic mail.

Litigation

Section 4. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the related Series (including without limitation as discussed in Article XII, Section 6 of this Declaration of Trust), whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final and binding on all parties (including Shareholders).

No Implied Duties or Liabilities

Section 5. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, no Trustee or officer of the Trust shall owe any fiduciary duties to the Trust or any Series or to any Shareholder or any other person, and nothing in this Declaration of Trust shall be deemed to create any fiduciary duty or other legal duty or obligation (a) on the part of the Trustees or officers to the Trust, any Series or Classes, the Shareholders, or any other person; or (b) on the part of the Trust or any Series to the Shareholders or any other person except the Trustees. To the extent that, at law (statutory or common) or in equity, a Trustee or officer of the Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the Shareholders or to any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person for his or her good faith reliance on the provisions of this Declaration of Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust or the By-Laws, and subject to the provisions of Article XI, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees or officers of the Trust otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by this Declaration of Trust to replace such other duties and liabilities of such Trustees.

Determinations by Trustees

Section 6. The Trustees may make any determinations they deem necessary with respect to the provisions of this Declaration of Trust, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust or any Series or Class and the allocation of such assets, obligations, liabilities and expenses to the Trust or between and among any Series or Class; the amount of the net income of the Trust or any Series or Class from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust or any Series or Class; the number of Shares of the Trust or any Series or Class issued or issuable; and the Net Asset Value per Share.

Delegation by Trustees

Section 7. Subject only to any limitations required by applicable law, including the 1940 Act, by this Declaration of Trust, or by the By-Laws, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Board, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration of Trust to the right of the Trustee to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration of Trust to any Person, subject only to any limitations under applicable law including the 1940 Act.

Chair of the Trustees

Section 8. The Trustees may appoint one of their number to be Chair of the Board of Trustees and to perform such duties as the Trustees may designate.

ARTICLE VI

EXPENSES OF THE TRUST

Payment of Expenses by the Trust

Section 1. Subject to the provisions of Article III, Section 4, the Trustees are authorized to have paid from the Trust estate or the assets belonging to the appropriate Series, as they deem fair and appropriate, for expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and/or qualifying the Trust and its Shares under federal and state laws and regulations, expenses of rating the Trust by independent rating services, charges of investment advisors, managers, administrators, custodians, transfer agents, and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing Prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities from them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE VII

INVESTMENT ADVISOR, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

Investment Advisor

Section 1. Subject to the applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, the Trustees may, in their discretion from time to time, enter into an investment advisory or similar contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, valuation of assets, statistical, research, clerical and administrative facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment advisor(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment advisor (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

The Trustees may, subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, including those relating to Shareholder approval, authorize the investment advisor to employ one or more sub-advisors from time to time to perform such of the acts and services of the investment advisor, and upon such terms and conditions, as may be agreed upon between the investment advisor and sub-advisor and as shall be approved by the Trustees.

Notwithstanding any contrary provisions herein, the Trustees can enter into investment advisory or investment subadvisory contracts without Shareholder approval permitted by an exemptive order of the Commission or similar relief granted by the Commission or its staff, including a staff no-action position.

Principal Underwriter

Section 2. The Trustees may, in their discretion from time to time, enter into a contract(s) on behalf of the Trust or any Series of the Trust providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine to be not inconsistent with the provisions of this Article VII or of the By-Laws and which the Trustees determine to be reasonable and proper, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. Alternatively, or in addition thereto, the Trust can directly distribute its Shares and, if necessary in connection with such distribution, register as a broker-dealer in appropriate jurisdictions. The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity that is primarily intended to result in sales of Shares.

Transfer Agent

Section 3. The Trustees may, in their discretion from time to time, enter into transfer agency, sub-transfer agency and Shareholder service contracts whereby the other party shall undertake to furnish the Trust with transfer agency, sub-transfer agency and Shareholder services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the provisions of this Declaration of Trust or of the By-Laws, if any, and which the Trustees may deem advisable. Such services may be provided by one or more entities including one or more agents of such parties.

Administrator

Section 4. The Trustees may, in their discretion from time to time, enter into administrative contracts whereby the other party shall undertake to furnish the Trust with such functions as the Trustees may deem reasonable and proper, including, without limitation, clerical and administrative functions. The contracts shall be on such terms and conditions and the Trustees may in their discretion determine are not inconsistent with the provisions of this Declaration of Trust or of the By-Laws, if any, and which the Trustees may deem advisable. Such services may be provided by one or more entities including one or more agents of such parties.

Parties to Contract

Section 5. Any contract of the character described in Sections 1, 2, 3 and 4 of this Article VII or in Article IX hereof may be entered into with any person, corporation, firm, partnership, trust or association, including the investment advisor, any investment sub-advisor, principal underwriter, custodian, transfer agent, sub-transfer agent, administrator, sub-administrator or an affiliate of such investment advisor, investment sub-advisor, principal underwriter, custodian, transfer agent, sub-transfer agent, administrator or sub-administrator, although one or more of the Trustees, officers or Shareholders of the Trust may be an officer, director, trustee, manager, shareholder, partner or member of such other party to the contract, or otherwise interested in such contract, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any applicable Series under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or Article IX or the By-Laws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be a party to more than one contract entered into pursuant to Sections 1, 2, 3 and 4 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.

Provisions and Amendments

Section 6. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal or amendment thereof.

Section 7. The authority of the Trustees hereunder to authorize the Trust or any Series to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII or Article IX shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Trust or any Series to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and any Series. The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

ARTICLE VIII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Voting Powers

Section 1. The Shareholders shall have power to vote only: (a) for the election of Trustees as and to the extent provided in Article IV, Section 2; (b) for the removal of Trustees as and to the extent provided in Article IV, Section 3(d); (c) with respect to any investment advisory or subadvisory contract to the extent provided in Sections 1 and 6 of Article VII; (d) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 5; (e) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class of the Trust; and (f) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or by the By-Laws of the Trust, if any, or any registration and/or qualification of the Trust with the Commission or any state, as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share) as to any matter on which the Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Votes may be cast in person or by proxy or in any manner provided in the By-Laws, which may provide that a proxy may be given in writing or by electronic, telephonic or other alternative means, or in any other manner deemed acceptable by the Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

Meetings

Section 2. The Trust shall not be required to hold annual meetings of Shareholders unless required by law. Special meetings of the Shareholders may be called by the Trustees for the purpose of any matter requiring the vote or authority of Shareholders as herein provided, or on any other matter deemed by the Trustees to be necessary or desirable. Special meetings may be held at the principal office of the Trust or such other place as the Trustees may designate. Special meetings also shall be called by the Trustees for the purpose of removing one or more Trustees upon the written request for such a meeting by holders of Shares representing at least 10 percent of the Net Asset Value (in dollars) of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time or modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least 15 days’ notice of any meeting.

Quorum and Required Vote

Section 3. Holders of Shares representing at least one-third (1/3) of the Net Asset Value (in dollars) of the Shares outstanding and entitled to vote in person or represented by proxy shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the By-Laws. Where any provision of applicable law or of this Declaration of Trust or the By-Laws permits or requires that holders of any Series or Class shall vote as a Series or Class, then holders of Shares representing at least one-third (1/3) of the Net Asset Value (in dollars) of the Shares of that Series or Class outstanding and entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the By-Laws. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time, as determined by the Board, after the date set for the original meeting, without the necessity of further notice, unless a new record date of the adjourned meeting is set by the Board in its sole discretion, subject to applicable provisions of federal law or Chapter 182 of the General Laws of the Commonwealth of Massachusetts. If notice of any such adjourned meeting is required, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws or law, a majority of the votes cast in person or by proxy shall decide any questions and a plurality shall elect a Trustee. Votes shall be cast in the aggregate, except when required by the 1940 Act or other applicable law, or when this Declaration of Trust or the By-Laws requires that votes be cast by individual Series or Class. When any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the votes of that Series or Class cast on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act by unanimous written consent. Actions taken by a Series or Class may be consented to unanimously in writing by Shareholders of that Series or Class.

Establishment of Record Dates

Section 4. The Trustees may close the stock transfer books of the Trust for a period not exceeding 120 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 120 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

If the Board of Trustees does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.

ARTICLE IX

CUSTODIAN

Appointment and Duties

Section 1. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, trust company, or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus and undivided profits of at least two million dollars ($2,000,000), or such other amount as shall be allowed by the Commission or by the 1940 Act, as custodian on such basis of compensation as may be agreed upon between the Trustees and the custodian. The custodian shall have authority as agent for the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

(a) to hold the securities and cash owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electronic means as are agreed to by the Trust and the custodian;

(b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(c) to disburse such funds upon orders or vouchers;

(d) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(e) to compute, if authorized to do so by the Trustees, the Trust’s Net Asset Value in accordance with the provisions hereof.

If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

Employment of Sub-Custodian

Section 2. The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be (a) a bank, a company that is a member of a national securities exchange, trust company or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other amount as shall be allowed by the Commission or by the 1940 Act, or (b) an eligible foreign custodian in accordance with Rule 17f-5 under the 1940 Act or any such applicable successor regulation.

Central Depository System

Section 3. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians, or other authorized agents.

ARTICLE X

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Section 1.

(a) The Trustees may from time to time declare and pay dividends. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

(b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares from assets of a particular Series, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares at the election of each Shareholder. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and other distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

(c) Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a “stock dividend.”

Redemptions

Section 2. In case any Shareholder of record of a particular Series or Class of a Series desires to dispose of its Shares, the Shareholder may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request, including, but not limited to, electronic mail, as the Trustees may from time to time authorize, requesting that the Trust purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Trust or the Principal Underwriter of the Trust shall purchase, said Shares, but only at the Net Asset Value thereof (as described in Section 3 of this Article X) less such charges as are determined by the Trustees and described in the Trust’s Registration Statement under the Securities Act of 1933, as amended, or any Prospectus or Statement of Additional Information contained therein, as supplemented. The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash to the extent required by federal law, and securities from the assets of that Series, and payment for such Shares shall be made by the Series or the Principal Underwriter to the Shareholder of record within seven (7) days after the date upon which the request is received in proper form or as otherwise determined by the Trustees. If Shares being redeemed have been purchased by check, the Series may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the Principal Underwriter, or any other person designated by the Trustees upon redemption or repurchase of Shares or any Series or Class in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may, but need not, vary depending on various factors including, without limitation, the holding period of the redeemed or repurchased Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

Determination of Net Asset Value and Valuation of Portfolio Assets

Section 3. The term “Net Asset Value” of any Series or Class shall mean that amount by which the assets of that Series or Class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series or Class of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission. The Trustees may delegate any powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

Suspension of the Right of Redemption

Section 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment to the extent as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section 4, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may, but need not, be equally applied to each such Class.

Required Redemptions

Section 5. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (a) the failure of a Shareholder to supply a tax identification or similar number if required to do so, (b) the failure of a Shareholder to pay when due for the purchase of Shares issued to him, (c) the failure to maintain a minimum account balance as may be established by the Trustees, (d) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class, or (e) if a Shareholder fails to meet or maintain the qualifications for ownership of Shares of a particular Series or Class. The redemption shall be effected at the redemption price and in the manner provided in this Article X.

The holders of Shares shall upon demand disclose in writing such information with respect to direct and indirect ownership of Shares as may be necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

Redemptions in Kind

Section 6. Subject to applicable federal law including the 1940 Act, the redemption price may be paid, in any case or cases, wholly or partly in kind. The Trustees may, but need not, determine that such payment is advisable in the interest of the remaining Shareholders of the Trust or any applicable Series for which the Shares are being redeemed, and the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may, but need not, be determined by or under authority of the Trustees in their sole discretion. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

ARTICLE XI

LIMITATION OF LIABILITY AND INDEMNIFICATION

Limitation of Liability

Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment advisor of the Trust, and shall not be liable for errors of judgment or mistakes of fact or law, but nothing contained herein shall protect any Trustee or officer against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Indemnification

Section 2.

(a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every person who is, or has been, a Trustee or officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law, including the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof;

(ii) subject to the provisions of this Section 2, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii) as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of such Covered Person. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, including Section 17(h) of the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 shall be paid by the Trust or the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.

The advancement of any expenses pursuant to this Section 2(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article XI or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article XI shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 2 and any advancement of expenses that any Covered Person is entitled to be paid under Section 2(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article XI; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Article III, Section 4.

(h) Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Article XII, Section 2, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article XI, Section 2 unless otherwise required under applicable law.

Shareholders

Section 3. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against any loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust or applicable Series and satisfy any judgment thereon.

Trustee’s Good Faith Action, Expert Advice, No Bond or Surety

Section 4. The exercise in good faith by the Trustees of their powers and discretions under this Declaration of Trust or the By-Laws shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust or the By-Laws and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person, as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as Chair of the Trustees, a member or chair of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ARTICLE XII

MISCELLANEOUS

Not A Joint Stock Association, No Power to Bind Shareholders, Creditors, Trustee Liability

Section 1. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust (or a particular Series) or the Trustees shall look only to the assets of the Trust (or of such Series) for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Termination of Trust, a Series or a Class

Section 2.

(a) This Trust shall continue without limitation of time but subject to the provisions of paragraphs (b) and (c) of this Section 2.

Subject to a Majority Shareholder Vote of the Shareholders of the Trust, any Series or any Class, as appropriate, the Trust or any Series may be dissolved and any Class may be terminated at any time by the Trustees. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the applicable Series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Shares remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable Series, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of the Trust or such Series on the date of distribution. Thereupon, the Trust and/or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust and/or such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2(a) that are specified in connection with the dissolution and winding up of the Trust or any Series. Alternatively, in connection with the dissolution of any Series or termination of any Class, the Trustees may treat such dissolution or termination as a redemption of the Shareholders of such Series or Class provided that the costs relating to the dissolution of such Series or termination of such Class shall be included in the determination of the Net Asset Value of the Shares of such Series or Class for purposes of determining the redemption price to be paid to the Shareholders of such Series or Class (to the extent not otherwise included in such determination). In connection with the dissolution and liquidation of the

Trust or any Series or the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle. Upon dissolution of the Trust, following completion of winding up of the Trust’s business and affairs, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

(b) Notwithstanding anything else herein, the Trustees may, subject to a Majority Shareholder Vote, and to the extent permitted by law: (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States; (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States; (iv) sell or convey all or substantially all of the assets of the Trust, a Series or a Class or Classes to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company as defined in the 1940 Act, and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities accrued or contingent, of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity or series thereof; or (v) at any time sell or convert into money all or any part of the assets of the Trust, a Series or Class, as appropriate. Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one (1) Trustee and facsimile signatures conveyed by electronic or other means shall be valid. An agreement of merger or consolidation approved by the Trustees in accordance with this Section 2(b) may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) The Trustees may take any of the actions specified in Sections 2(a) and 2(b) above without obtaining a Majority Shareholder Vote of any Series or Class or of the Trust, except as otherwise required under the 1940 Act, if a majority of the Trustees makes a determination that (i) the continuation of the Trust or a Series or Class of the Trust is not in the best interest of such Series or Class or the Trust or their respective Shareholders as a result of factors or events adversely affecting the ability of such Series or Class or the Trust to conduct its business and operations in an economically viable manner or (ii) that a merger, consolidation, reorganization or similar transaction is in the best interest of the Series or Class or of the Trust, as appropriate. Such factors and events may include the inability of a Series, a Class or the Trust to maintain its assets at an appropriate size, changes in law or regulations governing the Series or Class, or the Trust or affecting assets of the type in which such Series or Class or the Trust invests, or economic developments or trends having a significant adverse impact on the business or operations of such Series or Class or the Trust.

(d) Upon completion of the distribution of the remaining assets as provided in paragraphs (b) and (c), the Trust, Series or Class, as appropriate, shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

Filing of Copies, References, Headings, Rules of Construction

Section 3. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original may rely on a copy certified by any officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. Except as required by applicable law, no other documents, statements or information, such as the Trust’s Registration Statement, as amended from time to time, modify the provisions of this Declaration of Trust and shall not give rise to any rights or duties hereunder. To the maximum extent permitted by law, the Trust’s public filings, including its Registration Statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, but such documents may expressly describe any rights or duties. In this instrument or in any such supplemental declaration of trust, references to this instrument, and the expressions “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

Section 4. The trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

Section 5. This instrument can be amended, supplemented or restated by a majority vote of the Trustees. Amendments, supplements or restatements having the purpose of materially decreasing the rights of Shareholders in regard to liability and indemnification, as set forth in Article III Section 6 and Article XI Section 3, respectively, shall require a Majority Shareholder Vote. Copies of the amended, supplemented or restated Declaration of Trust shall be filed as specified in Section 3 of this Article XII.

Derivative Actions

Section 6. A Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 6 of this Article XII, in addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of the Declaration of Trust or the By-Laws:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed and irreparable nonmonetary injury to the Trust or Series or Class that the plaintiff could not reasonably have prevented would otherwise result. For purposes of this Section 6(a) of this Article XII, a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “Independent Trustees” (defined for the purposes of this Section 6 as a trustee who is not an “Interested Person” as defined in the 1940 Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b) Unless a demand is not required under paragraph (a) of this Section 6, Shareholders eligible to bring such derivative action under any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration of Trust or the By-Laws, who collectively hold Shares representing ten percent (10%) or more of the total combined Net Asset Value of all Shares issued and outstanding or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.

(c) Unless a demand is not required under paragraph (a) of this Section 6, the Trustees must be afforded a reasonable amount of time, which may be up to ninety (90) calendar days , to consider such Shareholder request and to investigate the basis of such claim. The Board of Trustees, or a committee designated or established by the Board of Trustees to consider the merits of the demand, shall be entitled to retain counsel or other advisors in considering the merits of the request.

(d) For purposes of this Section 6, the Board of Trustees may designate a committee of two or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are Independent Trustees. Those Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request.

(e) If the demand has been properly made pursuant to this Section 6, and a majority of the Trustees, including a majority of the Independent Trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected, which decision shall be final and binding upon the Shareholders and judicially unreviewable, and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee thereof under applicable law.

(f) No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Series or Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

(g) Each Shareholder acknowledges and agrees that any alleged injury to Trust property or assets belonging to a Series, as the case may be, any diminution in the value of the Shareholder’s Shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or a service provider is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders agree to bring any and all such claims pursuant only to the provisions of this Section 6.

Fiscal Year

Section 7. The fiscal year of each Series of the Trust shall end on a specified date as determined by the Trustees; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of any Series of the Trust.

Use of the Words “American Beacon”

Section 8. American Beacon Advisors, Inc. has consented to the use by the Trust of the identifying words “American Beacon Funds.” Such consent is conditioned upon the employment of American Beacon Advisors, Inc., its successors or its affiliated companies as investment advisor or manager of the Trust. As between the Trust and itself, American Beacon Advisors, Inc. controls the use of the name of the Trust insofar as such name contains the identifying words “American Beacon Funds.” American Beacon Advisors, Inc. may from time to time use the identifying words “American Beacon Funds” in other connections and for other purposes, including, without limitation, in the names of other corporations or businesses which it may manage, advise, sponsor or own, or in which it may have a financial interest. American Beacon Advisors, Inc. may require the Trust to cease using the identifying words “American Beacon Funds” in the name of the Trust if the Trust ceases to employ American Beacon Advisors, Inc. or another subsidiary or affiliate of American Beacon Advisors, Inc. as investment advisor or manager.

Notice to other Parties

Section 9. At the Trustees discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer may give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and may recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he and she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Provisions in Conflict with Law or Regulations

Section 10.

(a) The provisions of this Declaration of Trust are severable, and, if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code (or any successor statute thereto) and the regulations thereunder, or with other applicable laws and/or regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Jurisdiction and Waiver of Jury Trial

Section 11. JURISDICTION AND WAIVER OF JURY TRIAL. Any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts, therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, OR TO THE EXTENT SUCH COURT DOES NOT HAVE JURISDICTION THEN IN THE SUPERIOR COURT OF SUFFOLK COUNTY FOR THE COMMONWEALTH OF MASSACHUSETTS, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the Commonwealth of Massachusetts. Any service so made shall be effective as if personally made in the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 27th day of August, 2024.

/s/ Gilbert G. Alvarado
Gilbert G. Alvarado

/s/ Joseph B. Armes
Joseph B. Armes

/s/ Gerard J. Arpey
Gerard J. Arpey

/s/ Brenda A. Cline
Brenda A. Cline

/s/ Eugene J. Duffy
Eugene J. Duffy

/s/ Claudia A. Holz
Claudia A. Holz

/s/ Douglas A. Lindgren
Douglas A. Lindgren

/s/ Barbara J. McKenna
Barbara J. McKenna
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